UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2016

Commission file number 0-10035
LESCARDEN INC.
(Exact name of small business issuer as specified in its charter)

New York	13-2538207
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, New York, NY  10170
(Address of principle executive offices)  (Zip Code)

Issuer's telephone number (212) 687-1050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

In July 2016, Lescarden Inc. (the “Company”) was informed that its independent registered public accounting firm, Cowan, Gunteski & Company, P.A. (“CG Team”), was discontinuing its public company audit services. The Lescarden board of directors selected and hired Malone Bailey LLP to become the Company’s independent registered public accounting firm. The engagement of Malone Bailey LLP as the Company’s independent registered public accounting firm was ratified and approved by the Board of Directors of the Company on August 25, 2016.

The audit reports of CG Team on the financial statements of the Company as of and for the years ended May 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except as to its ability to continue as a going concern. In connection with the audits of the Company’s financial statements for each of the fiscal years ended May 31, 2015 and 2014 and through the date of this Current Report, there were no disagreements between the Company and CG Team on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of CG Team would have caused CG Team to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years.

The Company has provided CG Team a copy of the disclosures in this Form 8-K and has requested that CG Team furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not CG Team agrees with the Company’s statements in this Item 4.01. A copy of the letter dated August 25, 2016 furnished by CG Team in response to that request is filed as Exhibit 16 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits:

16.1           Letter from Cowan Gunteski & Company, P.A. to the Securities and Exchange Commission

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LESCARDEN INC.

By:	/s/ William E. Luther
William E. Luther
Chief Executive and Chief Financial Officer

Date:  August 25, 2016

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